                                                                     EXHIBIT 4.1

================================================================================

                        DELCO REMY INTERNATIONAL, INC.


                          8-5/8% Senior Notes Due 2007


                  -------------------------------------------


                                   INDENTURE


                         Dated as of December 22, 1997


                  ------------------------------------------


                    UNITED STATES TRUST COMPANY OF NEW YORK


                                    Trustee

================================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.  Definitions.................................................   1
SECTION 1.02.  Other Definitions...........................................  26
SECTION 1.03.  Incorporation by Reference of Trust
                Indenture Act..............................................  26
SECTION 1.04.  Rules of Construction.......................................  27


                                   ARTICLE 2

                                The Securities
                                --------------

SECTION 2.01.  Form and Dating.............................................  27
SECTION 2.02.  Execution and Authentication................................  28
SECTION 2.03.  Registrar and Paying Agent..................................  29
SECTION 2.04.  Paying Agent To Hold Money in Trust.........................  29
SECTION 2.05.  Securityholder Lists........................................  30
SECTION 2.06.  Registration of Transfer and Exchange.......................  30
SECTION 2.07.  Replacement Securities......................................  32
SECTION 2.08.  Outstanding Securities......................................  32
SECTION 2.09.  Temporary Securities........................................  33
SECTION 2.10.  Cancellation................................................  33
SECTION 2.11.  Defaulted Interest..........................................  33
SECTION 2.12.  CUSIP Numbers...............................................  34


                                   ARTICLE 3

                                  Redemption
                                  ----------

SECTION 3.01.  Notices to Trustee..........................................  34
SECTION 3.02.  Selection of Securities To Be Redeemed......................  34
SECTION 3.03.  Notice of Redemption........................................  35
SECTION 3.04.  Effect of Notice of Redemption..............................  35
SECTION 3.05.  Deposit of Redemption Price.................................  36
SECTION 3.06.  Securities Redeemed in Part.................................  36


                                   ARTICLE 4

                                   Covenants
                                   ---------

SECTION 4.01.  Payment of Securities.......................................  36
SECTION 4.02.  SEC Reports.................................................  37
SECTION 4.03.  Limitation on Indebtedness..................................  37
SECTION 4.04.  Limitation on Restricted Payments...........................  40
SECTION 4.05.  Limitation on Restrictions on Distri-
                butions from Restricted Subsidiaries.......................  44

SECTION 4.06.  Limitation on Sales of Assets and
                Subsidiary Stock...........................................  45
SECTION 4.07.  Limitation on Affiliate Transactions........................  49
SECTION 4.08.  Limitation on the Sale or Issuance
                of Capital Stock of Restricted
                Subsidiaries...............................................  50
SECTION 4.09.  Change of Control...........................................  51
SECTION 4.10.  Limitation on Liens.........................................  53
SECTION 4.11.  Compliance Certificate......................................  53
SECTION 4.12.  Further Instruments and Acts................................  53
SECTION 4.13.  Future Guarantors...........................................  53


                                   ARTICLE 5

                               Successor Company
                               -----------------

SECTION 5.01.  When Company May Merge or Transfer
                Assets.....................................................  54
SECTION 5.02.  When a Subsidiary Guarantor May Merge or
                Transfer Assets............................................  55


                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

SECTION 6.01.  Events of Default...........................................  56
SECTION 6.02.  Acceleration................................................  58
SECTION 6.03.  Other Remedies..............................................  59
SECTION 6.04.  Waiver of Past Defaults.....................................  59
SECTION 6.05.  Control by Majority.........................................  59
SECTION 6.06.  Limitation on Suits.........................................  60
SECTION 6.07.  Rights of Holders to Receive Payment........................  60
SECTION 6.08.  Collection Suit by Trustee..................................  60
SECTION 6.09.  Trustee May File Proofs of Claim............................  61
SECTION 6.10.  Priorities..................................................  61
SECTION 6.11.  Undertaking for Costs.......................................  62
SECTION 6.12.  Waiver of Stay or Extension Laws............................  62


                                   ARTICLE 7
                                   ---------

                                    Trustee
                                    -------

SECTION 7.01.  Duties of Trustee...........................................  62
SECTION 7.02.  Rights of Trustee...........................................  64

                                                                  Contents, p. 3

                                                                            Page
                                                                            ----
SECTION 7.03.  Individual Rights of Trustee................................  64
SECTION 7.04.  Trustee's Disclaimer........................................  64
SECTION 7.05.  Notice of Defaults..........................................  65
SECTION 7.06.  Reports by Trustee to Holders...............................  65
SECTION 7.07.  Compensation and Indemnity..................................  65
SECTION 7.08.  Replacement of Trustee......................................  66
SECTION 7.09.  Successor Trustee by Merger.................................  67
SECTION 7.10.  Eligibility; Disqualification...............................  68
SECTION 7.11.  Preferential Collection of Claims
                Against Company............................................  68


                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

SECTION 8.01.  Discharge of Liability on Securities;
                Defeasance.................................................  68
SECTION 8.02.  Conditions to Defeasance....................................  69
SECTION 8.03.  Application of Trust Money..................................  71
SECTION 8.04.  Repayment to Company........................................  71
SECTION 8.05.  Indemnity for Government Obligations........................  71
SECTION 8.06.  Reinstatement...............................................  71


                                   ARTICLE 9

                                  Amendments
                                  ----------

SECTION 9.01.  Without Consent of Holders..................................  72
SECTION 9.02.  With Consent of Holders.....................................  73
SECTION 9.03.  Compliance with Trust Indenture Act.........................  74
SECTION 9.04.  Revocation and Effect of Consents and
                Waivers....................................................  74
SECTION 9.05.  Notation on or Exchange of Securities.......................  74
SECTION 9.06.  Trustee To Sign Amendments..................................  75
SECTION 9.07.  Payment for Consent.........................................  75


                                  ARTICLE 10

                             Subsidiary Guaranties
                             ---------------------

SECTION 10.01. Guaranties..................................................  75
SECTION 10.02. Contribution................................................  77
SECTION 10.03. Successors and Assigns......................................  78
SECTION 10.04. No Waiver...................................................  78
SECTION 10.05. Modification................................................  78
SECTION 10.06. Execution of Supplemental Indenture for
                Future Subsidiary Guarantors...............................  78


                                  ARTICLE 11

                                                                  Contents, p. 4

                                                                            Page
                                                                            ----
                                 Miscellaneous
                                 -------------

SECTION 11.01. Trust Indenture Act Controls................................  79
SECTION 11.02. Notices.....................................................  79
SECTION 11.03. Communication by Holders with Other
                Holders....................................................  80
SECTION 11.04. Certificate and Opinion as to Conditions
                Precedent..................................................  80
SECTION 11.05. Statements Required in Certificate or
                Opinion....................................................  80
SECTION 11.06. When Securities Disregarded.................................  81
SECTION 11.07. Rules by Trustee, Paying Agent and
                Registrar..................................................  81
SECTION 11.08. Legal Holidays..............................................  81
SECTION 11.09. Governing Law...............................................  81
SECTION 11.10. No Recourse Against Others..................................  82
SECTION 11.11. Successors..................................................  82
SECTION 11.12. Multiple Originals..........................................  82
SECTION 11.13. Table of Contents; Headings.................................  82

Exhibit A      Form of Security
Exhibit B      Form of Supplemental Indenture

                             CROSS-REFERENCE TABLE

       TIA                                                       Indenture
     Section                                                      Section
     -------                                                     ---------
     310(a)(1)      ......................................          7.10
        (a)(2)      ......................................          7.10
        (a)(3)      ......................................          N.A.
        (a)(4)      ......................................          N.A.
        (b)         ......................................
                                                              .08; 7.10

        (c)         ......................................          N.A.
     311(a)         ......................................          7.11
        (b)         ......................................          7.11
        (c)         ......................................          N.A.
     312(a)         ......................................          2.05
        (b)         ......................................
                                                             1.03
        (c)         ......................................
                                                             1.03

     313(a)         ......................................          7.06
     (b)(1)         ......................................          N.A.
     (b)(2)         ......................................          7.06
        (c)         ......................................
                                                             1.02
        (d)         ......................................          7.06
     314(a)         ......................................    .02; 4.11;

                                                             1.02
        (b)         ......................................          N.A.
        (c)(1)      ......................................
                                                             1.04
        (c)(2)      ......................................
                                                             1.04
        (c)(3)      ......................................          N.A.
        (d)         ......................................          N.A.
        (e)         ......................................
                                                             1.05
        (f)         ......................................          4.11
     315(a)         ......................................          7.01
        (b)         ......................................
                                                              .05; 11.02
        (c)         ......................................          7.01
        (d)         ......................................          7.01
        (e)         ......................................          6.11
     316(a)(last
        sentence)   ......................................         11.06

       TIA                                                       Indenture
     Section                                                      Section
     -------                                                     ---------
       (a)(1)(A)    ......................................          6.05
       (a)(1)(B)    ......................................          6.04
        (a)(2)      ......................................          N.A.
        (b)         ......................................          6.07
     317(a)(1)      ......................................          6.08
        (a)(2)      ......................................          6.09
        (b)         ......................................          2.04
     318(a)         ......................................
                                                             1.01

                          N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                    INDENTURE dated as of December 22, 1997, among DELCO REMY
               INTERNATIONAL, INC., a Delaware corporation (the "Company"), certain of the Company's subsidiaries signatory hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee").


          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 8-5/8% Senior Notes Due 2007 (the "Securities"):


                                   ARTICLE 1


                  Definitions and Incorporation by Reference
                  ------------------------------------------


          SECTION 1.01.  Definitions.
                         ------------

          "Additional Assets" means (i) any property or assets (other than
           -----------------
Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted
                            --------  -------
Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means any other Person, directly
           ---------
or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease, transfer or other
           -----------------
disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary and (y) for purposes of
Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04).

          "Asset Purchase Agreement" means the Asset Purchase Agreement dated
           ------------------------
July 13, 1994, by and among the Company, DRA and General Motors Corporation.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means,
           -----------------
as at the time of determination, (i) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligations" and (ii) in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect
           ------------
to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts
           -----------------
payable under or in respect of the Senior Credit Facility including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.
           ------------

          "Capital Lease Obligations" means an obligation that is required to be
           -------------------------
classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of any of the following
           -----------------
events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)
     of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided,
                                                                   --------
     however, that the Permitted Holders beneficially own (as defined in this
     -------
     clause (i), provided that the Permitted Holders shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the

     Voting Stock of the surviving corporation; or

          (iv) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the terms hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means
           ---------------------------
the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Securityholders pursuant to the Indenture) prior to the date of such determination (determined for the four fiscal quarters ending prior to the Issue Date, or any of such fiscal quarters, on a pro forma basis to give effect to the Subsequent Acquisitions as if they occurred on the first day of such period) to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however,
                                                             --------  -------
that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, legally defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

          (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any

Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, legally defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, legally defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period;

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking in to account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
interest expense of the Company and its consolidated Restricted Subsidiaries, plus, (a) to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust, minus, (b) to the extent included in such total interest expense, amortization of deferred financing costs, fees and expenses.

          "Consolidated Net Income" means, for any period, the net income of the
           -----------------------
Company and its consolidated Subsidi-
aries; provided, however, that there shall not be included in such Consolidated
       --------  -------
Net Income:

          (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

          (ii) for purposes of subclause (a)(3)(A) of Section 4.04 only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition ;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (v)   extraordinary gains or losses;

          (vi)  the cumulative effect of a change in accounting principles; and

          (vii) any noncash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary.

          "Consolidated Net Worth" means the total of the amounts shown on the
           ----------------------
balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Currency Agreement" means, with respect to any Person, any foreign
           ------------------
exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "CVC Investor" means (i) CVC, (ii) Citicorp, N.A. and (iii) any
           ------------
officer, employee or director of CVC so long as such person shall be an officer, employee or director of CVC.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary of
           ------------------------------
the Company other than a Foreign

Restricted Subsidiary.

          "DRA" means Delco Remy America, Inc., a Delaware corporation and a
           ---
Wholly Owned Subsidiary.

          "EBITDA" for any period means the sum of Consolidated Net Income plus,
           ------
without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) all other noncash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than (i) accruals for post-retirement benefits other than pensions and (ii) restructuring charges incurred by the Company in any completed fiscal quarter preceding the Issue Date), less all noncash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Financing Disposition" means any sale of any accounts receivable, or
           ---------------------
interest therein, by the Company or any Subsidiary to any Receivables Subsidiary, or by the Receivables Subsidiary, pursuant to a Permitted Receivables Financing.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the
           -----------------------------
Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "GM Contingent Note" means the Contingent Purchase Price Note issued
           ------------------
by DRA pursuant to the Asset Purchase

Agreement.

          "GM Exchange Debentures" means the 8% Subordinated Debentures issued
           ----------------------
by DRA on or prior to the Issue Date in exchange for the Series A 8% Preferred Stock of DRA issued pursuant to the Asset Purchase Agreement.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                               --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security
           ------      --------------
is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become
           -----
liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however,
                                                    ----------------  -------
that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of
           ------------
determination (without duplication):

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in
      --------
     connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi)  all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii)  all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that (A) the amount outstanding at any time of any
--------  -------
Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (B) the outstanding principal amount of the GM Contingent Note shall be deemed to be zero until the last day of the fiscal year or other period with respect to which the amount due thereunder shall be determined.

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time.

          "Interest Rate Agreement" means any interest rate swap agreement,
           -----------------------
interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan
           ----------
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

          "Issue Date" means the date on which the Securities are originally
           ----------
issued.

          "Joint Venture" means, in respect of any Person, any corporation,
           -------------
association, partnership or other business entity of which not less than 20% and not more than 80% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

          "Kraftube" means Kraftube, Inc., a Michigan corporation.
           --------

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Investors" means each of the officers, employees and
           --------------------
directors of the Company who own Voting Stock of the Company on the Issue Date, in each case so long as such person shall remain an officer, employee or director of the Company.

          "MascoTech" means MascoTech Automotive Systems Group, Inc., a Delaware
           ---------
corporation.

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other
payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital
           -----------------
Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Core Assets" means any assets of the Company used primarily in
           ---------------
the powder metal forge business of the Company on the Issue Date.

          "Non-Wholly Owned Subsidiary" means a Restricted Subsidiary all the
           ---------------------------
Capital Stock (other than, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) of which is owned by
(i) the Company or one or more Wholly Owned Subsidiaries and/or (ii) any of the directors, officers, employees or former owners of such Restricted Subsidiary.

          "Officer" means the Chairman of the Board, the Chief Executive
           -------
Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means the CVC Investors, MascoTech, World Equity
           -----------------
Partners, the Management Investors and their respective Permitted Transferees; provided, however, that in no event shall the Management Investors and the CVC
--------  -------
Investors (other than CVC or Citicorp, N.A.), collectively, be deemed "Permitted Holders" with respect to more than 30% of the total voting power of all classes of Voting Stock of the Company.

          "Permitted Liens" means: (i) Liens to secure Indebtedness permitted to
           ---------------
be Incurred under Section 4.03(b)(1); (ii) Liens to secure Indebtedness permitted to be Incurred under Section 4.03(b)(10), provided that any such Lien
                                                    --------
may not extend to any property of the Company or any Restricted Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such property; (iii) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall
           --------
be required in conformity with GAAP shall have been made therefor; (iv) Liens imposed by law, such as carriers', warehousemen's, landlords', suppliers', materialmen's and mechanics' Liens and other similar Liens on the property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or other Liens arising out of any judgment or award against the Company or a Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary shall then be proceeding in good faith with an appeal or other proceeding for review, provided that, if such judgment or award is for the
                       --------
payment of money in excess of $10,000,000 (or its foreign currency equivalent at the time) and is entered against the Company or any Significant Subsidiary, such Lien shall be fully and unconditionally released within 60 days following the entry of such judgment or award; (v) Liens on the property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens on property at the time the Company or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend
                           --------- -------
to any other property of the Company or any

Restricted Subsidiary; provided further, however, that such Liens shall not have
                       ----------------  -------
been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Restricted Subsidiary; (vii) Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such
                                             --------  -------
Lien may not extend to any other property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further,
                                                            ----------------
however, that any such Lien was not Incurred in anticipation of or in connection
-------
with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary; (viii) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or United States government bonds to secure surety or appeals bonds obtained in the ordinary course of business to which the Company or a Restricted Subsidiary is a party, or deposits as security for taxes (that shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings) or import duties incurred in the ordinary course of business, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (ix) utility easements, survey exceptions, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (x) Liens existing on the Issue Date not otherwise described in clauses (i) through (ix) above; (xi) Liens not otherwise described in clauses (i) through (x) above on the property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Indebtedness permitted to be Incurred by such Restricted Subsidiary pursuant to
Section 4.03; and (xii) Liens on the property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (i), (ii), (vi), (vii), (x) or (xi) above; provided, however, that any such Lien shall be limited to all or part of
       --------  -------
the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of (a) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (i), (ii), (vi), (vii), (x) or (xi) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture and (b) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company or any Restricted Subsidiary in connection with such Refinancing.

          "Permitted Receivables Financing" means any financing pursuant to
           -------------------------------
which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of a transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of the Company or any Restricted Subsidiary; provided, however, that (i) the covenants, events of default and
            --------  -------
other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors) at the time such financing is entered into, (ii) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Board of Directors) at the time such financing is entered into and (iii) such financing shall be nonrecourse to the Company and its Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such transactions.

          "Permitted Transferee" means, (a) with respect to any CVC Investor,
           --------------------
who is an employee, officer or director of CVC, any spouse or lineal descendant (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; (b) with respect to MascoTech, MascoTech Inc.; and (c) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any corporation,
           ---------------
means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Note means the principal of the Note plus the
           ---------
premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Public Equity Offering" means an underwritten primary public offering
           ----------------------
of common stock of the Company (or, for purposes of Section 4.08(D), any Restricted Subsidiary referred to therein) pursuant to an effective registration statement under the Securities Act.

          "Public Market" means any time after (x) a Public Equity Offering with
           -------------
respect to a Restricted Subsidiary has been consummated and (y) at least 10% of the total issued and outstanding common stock of such Restricted Subsidiary has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the
           ---------------------------
deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising
                                      --------  -------
in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that such Indebtedness is Incurred within 90 days
----------------  -------
after such acquisition of such asset by the Company or Restricted Subsidiary.

          "Receivables Subsidiary" means a bankruptcy-remote, special-purpose
           ----------------------
Wholly Owned Subsidiary formed in connection with a Permitted Receivables Financing.

          "Refinance" means, in respect of any Indebtedness, to refinance,
           ---------
extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any
           ------------------------
Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing
                          --------  -------
Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall
                  ----------------  -------
not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. For purposes of this definition, the Average Life and the aggregate principal amount of the GM Contingent Note at the time of any Refinancing thereof shall be determined by a responsible financial or accounting Officer based on a good faith estimate of the amount of the contingent payment that will become due and payable under such note and the timing of the scheduled installments thereof in accordance with the terms of such note.

          "Related Business" means any business related, ancillary or
           ----------------
complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Restricted Payment" means, with respect to any Person, (i) the
           ------------------
declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted

Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary, including an Affiliate of a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the designation of any Subsidiary of the Company as an Unrestricted Subsidiary (other than the designation of Kraftube as an Unrestricted Subsidiary at the time of the Company's acquisition of Ballantrae Corporation), in which event the amount of such "Restricted Payment" shall be the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, or (v) the sale or issuance of Capital Stock of a Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the fair market value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and its other Restricted Subsidiaries.

          "Restricted Subsidiary" means any Subsidiary of the Company that is
           ---------------------
not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property
           --------------------------
now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Secured Indebtedness" means any Indebtedness of the Company secured
           --------------------
by a Lien.  "Secured Indebtedness" of any Subsidiary Guarantor has a correlative
             --------------------
meaning.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Senior Credit Facility" means the revolving credit facility made
           ----------------------
available pursuant to the Fourth Amended and Restated Financing Agreement dated as of December 16, 1997, among the Subsidiary Guarantors, as borrowers, the Company, as guarantor, the lenders from time to time party thereto and Bank One, Indianapolis, National Association, as Agent, as the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of this Indenture).

          "Senior Indebtedness" of the Company means (i) Indebtedness of the
           -------------------
Company, whether outstanding on the Issue Date or thereafter Incurred, including the Guarantee by the Company of all Bank Indebtedness, and (ii) accrued and unpaid interest thereon, in respect of (a) Indebtedness of the Company for money borrowed and (b) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that
                                                   --------  -------
Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company including any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture. "Senior Indebtedness" of
                                                         -------------------
any Subsidiary Guarantor has a correlative meaning.

          "Significant Subsidiary" means any Restricted Subsidiary that would be
           ----------------------
a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" of the Company means any Indebtedness of the
           -----------------------
Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary
                                    -----------------------
Guarantor has a correlative meaning.

          "Subsequent Acquisitions" means the acquisition by the Company prior
           -----------------------
to the Issue Date of substantially all the Capital Stock of World Wide Automotive, Inc. and the merger between a Subsidiary of the Company and Ballantrae Corporation on or prior to the Issue Date.

          "Subsidiary" means, in respect of any Person, any corporation,
           ----------
association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary designated as such on the
           --------------------
signature pages hereto and any other Subsidiary that has issued a Subsidiary Guaranty.

          "Subsidiary Guaranty" means any Guarantee of the Securities which may
           -------------------
from time to time be executed and delivered pursuant to this Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in this Indenture.

          "Temporary Cash Investments" means any of the following:  (i) any
           --------------------------
investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---                                            ------
77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any
           -------------
other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code
           -----------------------
as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that
           -----------------------
at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so
               --------  -------
designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect
                       --------  -------
to such designation, (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. As of the date of this Indenture, the only Unrestricted Subsidiaries are Autovill Holdings, Inc., Remy Mexico Holdings, Inc., Remy South America Holdings, Inc., and Remy Korea Holdings, Inc. (in each case as to which the Company represents and warrants that such Subsidiary has total assets of $1,000 or less) and Kraftube (provided that the Company represents and warrants that Kraftube will be designated as an Unrestricted Subsidiary under the indenture for the Company's 10-5/8% Senior Subordinated Notes Due 2006). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this paragraph, such Restricted Subsidiary shall, by delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Subsidiary.

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other
           ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the
           -----------------------
Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

          "World Equity Partners" means World Equity Partners, L.P., a Delaware
           ---------------------
limited partnership.

           SECTION 1.02.  Other Definitions.
                          ------------------

                           Term                                    Defined in
                           ----
                                                                     Section
                                                                   ----------
     "Affiliate Transaction".....................................       4.07(a)
     "Bankruptcy Law"............................................          6.01
     "Change of Control Offer"...................................       4.09(a)
     "Change of Control Payment".................................       4.09(a)
     "Change of Control Payment Date"............................       4.09(b)
     "covenant defeasance option"................................       8.01(b)
     "Custodian".................................................          6.01
     "Depositary"................................................          2.02
     "Event of Default"..........................................          6.01
     "Excess Proceeds"...........................................       4.06(a)
     "Global Securities".........................................          2.02
     "legal defeasance option"...................................       8.01(b)
     "Legal Holiday".............................................         11.08
     "Offer".....................................................       4.06(b)
     "Offer Amount"..............................................       4.06(c)
     "Offer Period"..............................................       4.06(c)
     "Paying Agent"..............................................          2.03
     "Purchase Date".............................................       4.06(c)
     "Registrar".................................................          2.03
     "Successor Company".........................................          5.01

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                          ----------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01.  Form and Dating.  The Securities and the Trustee's
                         ----------------
certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.

The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

          SECTION 2.02.  Execution and Authentication.  Two Officers shall sign
                         -----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Securities for original issue up to the aggregate principal amount stated in the Securities in the form of one or more Global Securities (herein defined as the "Global Security" or "Global Securities"), which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities, (ii) shall be registered in the name of the depositary (the "Depositary"), which shall initially be The Depository Trust Company or its nominee, for such Global Security or Global Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN." The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03.  Registrar and Paying Agent.  The Company shall maintain
                         ---------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04.  Paying Agent To Hold Money in Trust.  Prior to each due
                         ------------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment and while any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                         ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  Registration of Transfer and Exchange.  The Securities
                         --------------------------------------
shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met, provided that a Security surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or coregistrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any coregistrar may (subject to the provisions of the Securities with respect to record dates)deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any coregistrar shall be affected by notice to the contrary.

          A Global Security may be transferred, in whole but not in part and in the manner provided in this Section, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

          If at any time the Depositary for the Global Security or Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Global Securities or if at any time the Depositary for the Global Security or Global Securities shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Global Securities. If a successor Depositary for such Global Security or Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange for such Global Security or Global Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the outstanding principal amount of the Global Security or Global Securities in exchange for such Global Security or Global Securities.

          The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Global Securities. Also, if an Event of Default has occurred and is continuing, any Holder of a beneficial interest in the Global Security or Global Securities shall, if required by the Depositary or upon written request by such Holder to the Company, be entitled to receive definitive Securities in an aggregate principal amount equal to and in exchange for its respective beneficial interest in the Global Security or Global Securities, executed, authenticated and delivered in accordance with this Indenture.

          In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the

Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

          None of the Company, the Subsidiary Guarantors, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The Depositary has advised the Company that, subject to the above, it will take any action permitted to be taken by a Holder (including the presentation of Securities for exchange as described above) only at the direction of one or more participants to whose account interests in the Global Security or Global Securities are credited and only in respect of such portion of the aggregate principal amount of Securities as to which such participant or participants has or have given such direction.

          SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which event the replacement Security shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Temporary Securities.  Until definitive Securities are
                         ---------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10.  Cancellation.  The Company at any time may deliver
                         -------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11.  Defaulted Interest.  If the Company defaults in a
                         -------------------
payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12.  CUSIP Numbers.  The Company in issuing the Securities
                         --------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                  Redemption
                                  ----------

          SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem
                         -------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02.  Selection of Securities To Be Redeemed.  If fewer than
                         ---------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.

Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03.  Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

          SECTION 3.04.  Effect of Notice of Redemption. Once notice of
                         -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surren-der to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive any payments due on the relevant interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.  Prior to the redemption
                         ----------------------------
date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Company shall promptly pay
                         ----------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02.  SEC Reports.  Notwithstanding that the Company may not
                         ------------
be required to remain subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders and prospective Securityholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file
               --------  -------
any report, document or other information with the SEC if the SEC does not permit such filing.

          SECTION 4.03.  Limitation on Indebtedness. (a)  The Company shall not
                         ---------------------------
and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.00 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (1) Indebtedness Incurred pursuant to the Senior Credit Facility or any Permitted Receivables Financing; provided, however, that, after giving
                                          --------  -------
     effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $180,000,000 (less any permanent reductions in the amount of available borrowings thereunder) and (ii) the sum of (x) 75% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP;

          (2) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any
                                               --------  -------
     subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness of the issuer thereof;

          (3) Indebtedness of the Company or a Restricted Subsidiary owed to and held by any Non-Wholly Owned Subsidiary; provided, however, that (i)
                                                  --------  -------
     any such

     Indebtedness shall be unsecured Subordinated Obligations of the Company or such Restricted Subsidiary, as applicable, and (ii) any subsequent issuance or transfer of any Capital Stock of such Non-Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, a Wholly Owned Subsidiary or another Non-Wholly Owned Subsidiary) shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (4)  Indebtedness of the Company represented by the Securities;

          (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4), (5), (9) or (12) of this Section 4.03(b) or this paragraph (6);

          (7) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

          (8) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of
                                     --------  -------
     Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (9) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which, together with all Refinancing Indebtedness Incurred in respect of Indebtedness previously Incurred pursuant to this clause (9), do not exceed $35,000,000 in the aggregate at any time outstanding;

          (10) Indebtedness represented by the Subsidiary Guaranties;

          (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness
                                               --------
     is extinguished within five business days of Incurrence;

          (12) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Securities tendered in an offer to purchase made as a result of a Change of Control;

          (13) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

          (14) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) of this Section 4.03(b) or Section 4.03(a)), does not exceed $75,000,000.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to
Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities and the Subsidiary Guaranties, as applicable to at least the same extent as such Subordinated Obligations; provided, however,
                                                           --------  -------
that the foregoing shall not prohibit the Refinancing of all or any part of the GM Contingent Note or the GM Exchange Debentures with Refinancing Indebtedness if, at the time of such Incurrence, no Default shall have occurred and be continuing (or would result therefrom).

          (d)  For purposes of determining compliance with this Section 4.03,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

          (e) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Secured Indebtedness that is not Senior Indebtedness of the Company or any Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Securities or Subsidiary Guaranty, as applicable equally and ratably with such Secured Indebtedness.

          SECTION 4.04.  Limitation on Restricted Payments. (a)  The Company
                         ----------------------------------
shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Securityholders pursuant to this Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness));

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (D) an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed, in the
          --------  -------
          case of any such Unrestricted Subsidiary, the amount previously treated as a Restricted Payment by the Company or any Restricted Subsidiary in such Person.

          (b)  The provisions of Section 4.04(a) shall not prohibit:

          (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A)
                                                   --------
     such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

          (2) any purchase or redemption of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of Section 4.03 or (B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of Section 4.03; provided, however, that such purchase or redemption shall be excluded
           --------  -------
     in the calculation of the amount of Restricted Payments;

          (3) any purchase or redemption of (A) Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or (B) Disqualified Stock of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company; provided, however, that (i) at
                                                --------  -------
     the time of such exchange, no Default shall have occurred and be continuing (or would result therefrom) and (ii) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however,
                                                             --------  -------
     that such
     purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to
     Section 4.09 (including the purchase of all Securities tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that
                                                       --------  -------
     (A) at the time of such purchase or redemption, no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to
     Section 4.03(a) after giving pro forma effect to such Restricted Payment,
     (C) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any Issuance of Indebtedness by the Company or any Subsidiary of the Company and (D) such purchase or redemption will be included in the calculation of the amount of Restricted Payments;

          (6) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that at the time of payment of
                           --------  -------
     such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend
                              ----------------  -------
     shall be included in the calculation of the amount of Restricted Payments;
     or

          (7) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such
                        --------  -------
     repurchases shall not exceed the sum of (i) $5,000,000 and (ii) the aggregate amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees or directors of the Company or any of its Subsidiaries; provided further, however, that such repurchases shall be
                       ----------------  -------
     included in the calculation of the amount of Restricted Payments.

          SECTION 4.05.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any
------------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and out standing on such date;

          (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this
     Section 4.05 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3); provided, however, that the encumbrances and restrictions with
                 --------  -------
     respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

          (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (5) in the case of clause (iii) of this Section 4.05, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (7) any encumbrance or restriction with respect to any Receivables Subsidiary pursuant to an agreement related to Indebtedness of the Receivables Subsidiary which is permitted under Section 4.03 or pursuant to any agreement relating to a Financing Disposition to or by the Receivables Subsidiary.

          SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.
                         --------------------------------------------------
(a) The Company shall not, and shall not permit any Restricted Subsidiary to consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all noncash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition, and (ii) at least 75% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. In the event and to the extent that the aggregate Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Disposition occurring on or after the Issue Date exceeds $10,000,000, then the Company or such Restricted Subsidiary shall (A) within 360 days after the receipt of such Net Available Cash and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (1) apply an amount equal to such excess Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (2) invest (or enter into a binding commitment to invest, provided that such commitment shall be subject
                              --------
only to customary conditions (other than financing) and such investment shall be consummated within 360 days after the end of such 360-day period) an equal amount, or the amount not so applied pursuant to clause (1), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (B) apply such excess Net Available Cash (to the extent not applied pursuant to clause (A)), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however, that in connection with any prepayment, repayment or purchase
--------  -------
of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further, however,
                                                      ----------------  -------
that the Company or such Restricted Subsidiary shall not be required to permanently reduce the related loan commitment in the case of any such prepayment, repayment or purchase with Net Available Cash from any Asset Disposition of Non-Core Assets, so long as an amount equal to 100% of such Net Available Cash is invested in Additional Assets within the period required pursuant to clause (B) above. The amount of such excess Net Available Cash required to be applied pursuant to clause (B) above and not theretofore so applied shall constitute "Excess Proceeds". Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

          For the purposes of clause (ii) this Section 4.06(a), the following are deemed to be cash: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that by its terms is subordinated to the Notes or the applicable Subsidiary Guaranty) and the release of the Company and the Restricted Subsidiaries from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (B) of Section 4.06(a), the Company shall be required to purchase an aggregate principal amount of Securities equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) which have been tendered by Holders pursuant to an offer, commenced within 30 days following the expiration of the applicable period referred to clause (A) of Section 4.06(a) (or, if the Company so elects, at any time within such period), by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase, in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, such remaining Net Available Cash may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) of Section 4.06(a)) is less than $10,000,000 (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials, or corresponding successor reports, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2)).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.07.  Limitation on Affiliate Transactions.  (a)  The Company
                         ------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless
(i) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $5,000,000, the terms thereof (1) are set forth in writing, (2) comply with clause (i) and (3) have been approved by a majority of disinterested members of the Board of Directors and (iii) if such Affiliate Transaction involves an amount in excess of $10,000,000, (A) the terms thereof comply with clause (ii) and (B) the Company has received a written opinion from a nationally recognized investment banking firm to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary, as the case may be; provided, however,
                                                           --------  -------
that no such opinion shall be required with respect to any Financing
Disposition.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business or (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries and are not themselves Affiliates of the Company).

          SECTION 4.08.  Limitation on the Sale or Issuance of Capital Stock of
                         ------------------------------------------------------
Restricted Subsidiaries.  The Company shall not (i) sell, pledge, hypothecate or
-----------------------
otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness as in effect on the Issue Date) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Wholly Owned Subsidiary, (B) directors' qualifying shares, (C) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (D) with respect to the common stock of any Restricted Subsidiary, in a Public Equity Offering as a result of or after which a Public Market exists; provided, however, that, in the case of clauses (C) and
                        --------  -------
(D), such issuance, sale or disposition or Public Equity Offering complies with
Section 4.06. Upon any issuance or sale of Capital Stock pursuant to clause (C) and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

          SECTION 4.09.  Change of Control.  (a)  Upon the occurrence of a
                         -----------------
Change of Control, each Holder shall, unless the Company has elected to redeem the Securities pursuant to the terms of the Securities, have the right to require that the Company repurchase all or a portion of such Holder's

Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase (the "Change of Control Payment").

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

          (3) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest;

          (4) the circumstances and relevant facts and financial information regarding such Change of Control;

          (5) the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); and

          (6) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased and that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Payment payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

          (e) On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Payment. In the event that the aggregate Change of Control Payment is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.10.  Limitation on Liens.  The Company shall not, and shall
                         -------------------
not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, unless (i) if such Lien secures Indebtedness that ranks pari passu with the Securities or the applicable
                                ---- -----
Subsidiary Guaranty, as applicable, the Securities or such Subsidiary Guaranty are secured on an equal and ratable basis with the obligations so secured or
(ii) if such Lien secures Indebtedness that is subordinated to the Securities or such Subsidiary Guaranty, such Lien shall be subordinated to a Lien granted to the Securityholders in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Securities or such Subsidiary Guaranty.

          SECTION 4.11.  Compliance Certificate.  The Company shall deliver to
                         ----------------------
the Trustee within 120 days after the end of each fiscal year of the Company a certificate signed by two of the Company's officers, one of who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as officers of the Company such officers would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If such signers do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.11, such compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          SECTION 4.12.  Further Instruments and Acts.  Upon request of the
                         ----------------------------
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.13.  Future Guarantors.  After the date of this Indenture,
                         -----------------
the Company shall cause each Domestic Restricted Subsidiary (other than each such Subsidiary that is a party hereto) to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall Guarantee payment of the Securities as provided in Section 10.06; provided, however, that, with respect to Ballantrae Corporation and
       --------  -------
Tractech Inc., the Company shall have until the earlier of (i) January 15, 1998, and (ii) the date such entities Guarantee the Company's 10-5/8% Senior Subordinated Notes Due 2006, to cause such entities (assuming that at such time they are Restricted Subsidiaries) to execute and deliver such a supplemental indenture; provided further, however, that the Company shall use its best
           ----------------  -------
efforts to cause such
entities to execute such a supplemental indenture prior to the earlier of such dates in accordance with applicable securities laws.

                                   ARTICLE 5

                               Successor Company
                               -----------------

          SECTION 5.01.  When Company May Merge or Transfer Assets.  The Company
                         -----------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (v) in the case of a conveyance, transfer or lease of all or substantially all the assets of the Company, such assets shall have been transferred as an entirety to one Person; and

          (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          Notwithstanding the foregoing clauses (ii), (iii), (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

          SECTION 5.02.  When a Subsidiary Guarantor May Merge or Transfer
                         -------------------------------------------------
Assets.  The Company shall not permit any Subsidiary Guarantor to consolidate
------
with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all its assets to any Person, unless:

          (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person (if not such Subsidiary) shall expressly assume, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty, if any;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, any Subsidiary of the Company or the Successor Company as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) in the case of a conveyance, transfer or lease of all or substantially all the assets of such Subsidiary, such assets shall have been transferred as an entirety to one Person; and

          (iv)  the Company delivers to the Trustee an

     Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture;

provided, however, that the foregoing clauses (i), (iii) and (iv) shall not
--------  -------
apply to any transaction which constitutes an Asset Disposition if the Company has complied with the applicable provisions of Section 4.06 with respect to such Asset Disposition.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:
                         -----------------

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   the Company or any Subsidiary Guarantor fails to comply with
     Section 5.01 or 5.02, respectively;

          (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.13 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

          (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 30 days after the notice specified below;

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time and such non-payment or acceleration continues for 10 days after the notice specified below;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (A) commences a voluntary case;

                (B) consents to the entry of an order for relief against it in an involuntary case;

                (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws; and in the case of clause (A), (B) or (C) or any similar relief under foreign laws, the order or decree remains unstayed and in effect for 60 days;

          (9) any judgment or decree for the payment of money in excess of $10,000,000 (or its foreign currency equivalent at the time) is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

          (10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such Default continues for a period of 10 days after the notice specified below.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default" (and, if given by the Holders, a copy of such notice shall also be given to the Trustee).

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (7) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (6), (8) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         ------------
Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities, by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and
                                                          ---- -----
be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                         ------------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  A Security holder may not pursue
                         -------------------
any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         --------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file
                         --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, the Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07, out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Securityholders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder or, except as stated above, to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:    to the Trustee for amounts due under Section 7.07;

          SECOND:   to Securityholders for amounts due and unpaid on the
     Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD:    to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws. The Company (to the
                         --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         -----------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may conclusively
                         -----------------
rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers ' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.  If a Default
                         ------------------
occurs and is continuing and if it is known to a trust officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                         -----------------------------
practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         --------------------------
the Trustee promptly upon request from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder including the costs and expenses of enforcing this Indenture (including this Section 7.07) against the Company and defending itself against any claim (whether asserted by any Securityholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense is attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations with respect to any such claims except to the extent such failure materially prejudices the Company. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations and other liens granted to the Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         ----------------------
time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 and provided that all monies owing to the Trustee hereunder have been paid.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such successor shall be eligible and qualified under Section 7.10.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         -----------------------------
all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         -------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance.  (a)
                         ------------------------------------------------
When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02

(subject to any requirement of the TIA), 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.10 and 4.13 and the operation of Sections 6.01(4), 6.01(6), 6.01(7),
6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or contained in Sections 5.01(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and
(8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(iii) or (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guaranty.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Company may exercise its
                         ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.04.  Repayment to Company.  The Trustee and the Paying Agent
                         --------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for Government Obligations.  The Company
                         ------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the
                                               --------  -------
Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                  Amendments
                                  ----------

          SECTION 9.01.  Without Consent of Holders.  The Company, the
                         --------------------------
Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                       --------  -------
     uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add further Guarantees with respect to the Securities or to release Subsidiary Guarantors when permitted by the terms hereof, or to secure the Securities;

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (7) to make any change that does not adversely affect the rights of any Securityholder.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02.  With Consent of Holders.  The Company and the Trustee
                         -----------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected thereby, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the amount payable upon the redemption or repurchase of any Security, or change the time at which any Security may be redeemed in accordance with Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) at any time after a Change of Control or Asset Disposition has occurred, change the time at which the related offer to purchase the Securities must be made or at which the Securities must be repurchased pursuant to such offer;

          (7) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty; or

          (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

          (9) subordinate the Securities to any other obligation of the Company; or

          (10) make any change in any Subsidiary Guaranty that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment
                         -----------------------------------
to this Indenture or the Securities
shall comply with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A
                         ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment
                         --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                         --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07.  Payment for Consent.  Neither the Company nor any
                         -------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 10

                             Subsidiary Guaranties
                             ---------------------

          SECTION 10.01.  Guaranties.  Each Subsidiary Guarantor hereby
                          ----------
unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          Except as expressly set forth in Sections 4.08 and 8.01 and in the definition of "Unrestricted Subsidiary", the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 10.02. Contribution.  Each of the Company and any Subsidiary
                         ------------
Guarantor (a "Contributing Party") agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to
Section 10.07, the date of the supplemental indenture hereto executed and delivered by such Subsidiary Guarantor).

          SECTION 10.03.  Successors and Assigns.  This Article 10 shall be
                          ----------------------
binding upon each Subsidiary Guarantor
and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04.  No Waiver.  Neither a failure nor a delay on the part
                          ---------
of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

          SECTION 10.05.  Modification.  No modification, amendment or waiver of
                          ------------
any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06.  Execution of Supplemental Indenture for Future
                          ----------------------------------------------
Subsidiary Guarantors.  Each Subsidiary which is required to become a Subsidiary
---------------------
Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

          SECTION 11.01.  Trust Indenture Act Controls.  If any provision of
                          ----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02.  Notices.  Any notice or communication shall be in
                          -------
writing and delivered in person, or sent by registered or certified mail, by any air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

     If to the Company or any Subsidiary Guarantor:

          Delco Remy International, Inc.
          2902 Enterprise Drive
          Anderson, IN 46013
          Attention: Chief Financial Officer
          Phone: (317) 778-6499
          Fax:   (317) 778-6424

     If to the Trustee:

          United States Trust Company of New York
          114 W. 47 Street
          New York, NY 10036
          Attention: Corporate Trust Department
          Phone: (212) 852-1613
          Fax:   (212) 852-1620

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03.  Communication by Holders with Other Holders.
                          -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.
                          --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

          SECTION 11.05.  Statements Required in Certificate or Opinion.  Each
                          ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opin-ion of such individual, such covenant or condition has been complied with.

          SECTION 11.06.  When Securities Disregarded.  In determining whether
                          ---------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore going, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.  The
                          --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                          --------------
Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09.  Governing Law.  This Indenture and the Securities
                          -------------
shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10.  No Recourse Against Others.  A director, officer,
                          --------------------------
employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11.  Successors.  All agreements of the Company or any
                          ----------
Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Multiple Originals.  The parties may sign any number
                          ------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.  Table of Contents; Headings.  The table of contents,
                          ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        DELCO REMY INTERNATIONAL, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        SUBSIDIARY GUARANTORS:

                                        DELCO REMY AMERICA, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        REMY INTERNATIONAL, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        REMAN HOLDINGS, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        NABCO, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        THE A&B GROUP, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        A&B ENTERPRISES, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        DALEX, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        A&B CORES, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        R&L TOOL COMPANY, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        MCA, INC. OF MISSISSIPPI,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        POWER INVESTMENTS, INC.,

                                          by

                                             _____________________________
                                             Name:

                                             Title:


                                        FRANKLIN POWER PRODUCTS, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        INTERNATIONAL FUEL SYSTEMS,
                                        INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        MARINE DRIVE SYSTEMS, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        MARINE CORPORATION OF AMERICA,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        POWRBILT PRODUCTS, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:


                                        WORLD WIDE AUTOMOTIVE, INC.,

                                          by

                                             _____________________________
                                             Name:
                                             Title:

                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK, as Trustee,

                                          by

                                             _____________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                          [FORM OF FACE OF SECURITY]


CUSIP No. 246626AC9                                                 $145,000,000

No. A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          8-5/8% Senior Notes Due 2007

          DELCO REMY INTERNATIONAL, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Forty-Five Million Dollars on December 15, 2007.

          Interest Payment Dates: June 15 and December 15, commencing June 15, 1998.

          Record Dates:  June 1 and December 1.

          Additional provisions of this Security are set forth on the other side of this Security.

                                             DELCO REMY INTERNATIONAL,
                                             INC.,

                                               by
                                                  _____________________________
                                                  President

                                                  _____________________________
                                                  Secretary

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION                               Dated:  December 22, 1997

UNITED STATES TRUST COMPANY
OF NEW YORK, as Trustee,
     certifies that this is
     one of the Securities
     referred to in the
     Indenture.

     by

        _____________________________
            Authorized Signatory

                      [FORM OF REVERSE SIDE OF SECURITY]

                          8-5/8% Senior Note Due 2007

1.   Interest
     --------

          Delco Remy International, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 and December 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that
                                                        --------  -------
payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

          Initially, United States Trust Company of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          The Company issued the Securities under an Indenture dated as of December 22, 1997 ("Indenture"), among the Company, certain of the Company's subsidiaries signatory thereto (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
                                                                          ------
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are unsecured senior obligations of the Company limited to $145,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries; the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; sales of assets and Restricted Subsidiary

Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; and consolidations, mergers and transfers of all or substantially all the Company's or a Restricted Subsidiary's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

          To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Obligations on a senior basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in the next paragraph, the Securities may not be redeemed prior to December 15, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after December 15, of the years set forth below:

                                                  Redemption
Period                                               Price
------                                            ----------
2002............................................  104.313%
2003............................................  102.875%
2004............................................  101.438%
2005 and thereafter.............................  100.000%

          Notwithstanding the foregoing, at any time prior to December 15, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 108.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 50% of the original
                            --------  -------
aggregate principal amount of the Securities must remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8.   Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

9.   Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add further Guarantees with respect to the Securities or to release Subsidiary Guarantees when permitted by the terms of the Indenture, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder.

13.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase the Securities when required; (iii) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000 and such acceleration continues for 10 days after notice; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms) and such default continues for 10 days after notice. If any of certain Events of Default enumerated in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securi ties and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE.

                                                                              11
                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

_____________________             __________________________
Signature must be guaranteed             Signature

____________________________________________________________

                      OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

                              [_]

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, STATE THE AMOUNT IN PRINCIPAL AMOUNT: $

DATE: _______________    YOUR SIGNATURE:
     ______________________

                                                          (SIGN EXACTLY AS YOUR
                                                          NAME APPEARS ON THE
                                                          OTHER SIDE OF THIS
                                                          SECURITY.)

SIGNATURE GUARANTEE: __________________________________________________________
                                    (SIGNATURE MUST BE GUARANTEED)

                                                                       EXHIBIT B


                        FORM OF SUPPLEMENTAL INDENTURE


                    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),
               dated as of             , among [SUBSIDIARY GUARANTOR] (the
               "Subsidiary Guarantor"), a subsidiary of Delco Remy International Inc. (or its successor), a Delaware corporation (the "Company"), DELCO REMY INTERNATIONAL, INC., on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H :

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of December 22, 1997, providing for the issuance of an aggregate principal amount of $145,000,000 of 8-5/8% Senior Notes due 2007 (the "Securities");

          WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1.   Definitions.  (a)  Capitalized terms used herein without
               ------------
definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

          2.   Agreement to Guarantee.  The New Subsidiary Guarantor hereby
               -----------------------
agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

          3.   Ratification of Indenture; Supplemental Indentures Part of
               ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          4.   Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
               --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          5.   Trustee Makes No Representation. The Trustee makes no
               --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          6.   Counterparts.  The parties may sign any number of copies of this
               -------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7.   Effect of Headings.  The Section headings herein are for
               -------------------
convenience only and shall not effect the construction thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                             [NEW SUBSIDIARY GUARANTOR],

                                              by
                                                ________________________________
                                                Name:
                                                Title:


                                             DELCO REMY INTERNATIONAL, INC., on
                                             behalf of itself and the Existing
                                             Subsidiary Guarantors,


                                              by
                                                ________________________________
                                                Name:
                                                Title:

                                             UNITED STATES TRUST COMPANY OF
                                             NEW YORK, as Trustee,

                                              by
                                                ________________________________
                                                Name:
                                                Title: